Exhibit 4.1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

Warrant to Purchase Common Stock

Warrant to Purchase an Aggregate of ______ shares of Common Stock

Date of Issuance:      February __, 2014

FOR VALUE RECEIVED, JBI, INC., a Nevada corporation (the "Company"), promises to issue in the name of, and sell and deliver to _____________ (the "Holder") a certificate or certificates for an aggregate of ________ shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), upon cashless exercise or payment by the Holder of $0.10 per share (the "Exercise Price"), with the Exercise Price being subject to adjustment in the circumstances set forth below.

1. 1.         Exercise of Warrant

A. (A)         Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and time to time commencing on the date hereof and ending at 5:00 p.m., Eastern Time, on February ___, 2017 (the "Exercise Period").

i.	(B) Exercise Procedure.

i. (i)         This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

a. (a)         a completed Exercise Agreement, in the form attached hereto as Exhibit 1, executed by the Holder (the "Purchaser"); and

a. (b)         a certified check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Cash Exercise") or the Holder may satisfy its obligation to pay the Exercise Price through a cashless exercise (the "Cashless Exercise") in which the Company shall issue to the Holder that number of shares of Common Stock determined as follows:

X = Y [A-B/A].

X = the number of shares of Common Stock.

Y = the number of Warrants being exercised (prior to the Cashless Exercise).

A = the average of the closing bid and asked  prices  on  the  primary trading market on which the Company's Common Stock is then listed or quoted for the five (5) trading days immediately prior to  but  not including the Exercise Date. If the Common Stock is not so listed  or quoted and bid and ask prices are not reported, the fair market value shall be the price per share as determined in good faith by  the  Company's Board of Directors.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act of 1933, it is intended, understood and acknowledged that the shares of Common Stock issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the shares of Common Stock shall be deemed to have commenced, on the date the Original Warrant was issued to the Holder (provided the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise). Notwithstanding anything to the contrary contained in this Warrant, Holder may not exercise this Warrant using the Cashless Exercise method without the prior written consent of the Company.

(ii)          Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) business days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

(iii)          The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

(iv)          The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(v)         Unless the Company shall have registered the shares of Common Stock underlying this Warrant, the shares of Common Stock issuable upon the exercise of this Warrant will be "restricted securities" as that term is defined in the Securities Act of 1933. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

"These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable stale securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available."

(C)           Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company's Common Stock as reported on the principal exchange on which the Company's Common Stock is then traded, as of the close of business on the Exercise Date.

2. Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

A. (A)  Recapitalization or Reclassification of Common Stock. In  case the Company shall at any time prior to the satisfaction of the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased in direct proportion to the increase in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased. Conversely, in case the Company shall at any time prior to the satisfaction of the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be decreased in direct proportion to the decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an decrease in the number of shares, be proportionately increased. Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price of the Warrant in the event of a reverse stock split that is effected prior to the one (1) year anniversary of the issuance date of this Warrant.

A. (B)  Consolidation, Merger or Sale. In case the Company shall at any time prior to the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution (collectively, the "Fundamental Transaction"), then the Company shall, as a condition precedent to  such  transaction, provide notice to the Holder of not less than ten (10) of days prior to the closing and/or effective date of such Fundamental Transaction during which time the Holder shall have the right to exercise this Warrant pursuant to its terms. To the extent not exercised, this Warrant and any right to acquire shares of the Company's Common Stock will automatically expire on the closing date and/or effective date of such Fundamental Transaction.

A. (C)  Notice  of  Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

A.	3. [INTENTIONALLY OMITTED]

A. 4.         Reservation of Common Stock. The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

A. 5.         No Stockholder Rights or Obligations. This Warrant will not entitle the Holder hereof to any voting rights or other rights as a Stockholder of the Company. Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a Stockholder, provided, however, the Company uses commercially reasonable efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock  is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

A. 6.         Transferability. Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company. This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Securities Act of 1933, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Securities Act of 1933. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the Securities Act of 1933, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Securities Act of 1933, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

A.	7. Miscellaneous.

A. (A)          Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Company:   JBI INC.
                   20 Iroquois Street
           Niagara Falls, Ontario  14303

If to the Holder:     ______________.
         _______________
                ________________

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

(B)           Entire Agreement.   This Warrant,  including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

(C)           Governing Law.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the County, City and State of New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

JBI, INC.

By:______________________________
Name: Richard W. Heddle
Title:  CEO and President

EXHIBIT 1

EXERCISE AGREEMENT

To:	Dated:

                          The undersigned record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribed for and purchases __________ shares of Common Stock covered by such Warrant as follows.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a)  The Warrant is currently exercisable to purchase a total of __________ shares of the Company's Common Stock.

(b)  The undersigned Holder hereby exercises its right to purchase ____________    shares of Common Stock pursuant to the Warrant.

(c)  The Holder shall make payment of the Exercise Price as follows (check one):

ο ___________ “Cash Exercise” under Section 1
ο ___________ “Cashless Exercise” under Section 11

(d)  If the Holder is making a Cash Exercise, the holder shall pay the sum of $________ to the Company in accordance with the terms of the Warrants

(e)  Pursuant to this exercise, the Company shall deliver to the Holder shares of the Company's Common Stock in accordance with the terms of the Warrant.

(f)  Following this exercise, the Warrant shall be exercisable to purchase a total of  shares of the Company's Common Stock.

(Signature)

(Print or type name)

(Address)

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

1 Holder may not exercise this Warrant using the Cashless Exercise method without the prior written consent of the Company.

EXHIBIT 2

ASSIGNMENT

FOR VALUE RECEIVED,    , the undersigned Holder hereby sell, assigns, and transfer all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constitute and appoint to effect such transfer of rights on the books of the Company, with full power of substitution:

Name of

Assignee

Address of Assignee

Number of Shares of Common Stock

Dated

____________________________
(Signature of Holder)

____________________________
(Print or type name)

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

CONSENT OF ASSIGNEE

I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.

Dated:

________________________________
(Signature of Assignee)

________________________________
(Print or type name)